As filed with the Securities and Exchange Commission on November 22, 2010

Registration No. 333-152431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AbitibiBowater Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(514) 875-2160

(Address, including zip code, of principal executive offices)

AbitibiBowater Inc. 2008 Equity Incentive Plan

(Full title of the plan)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(866) 809-1134

(Name of agent, including area code, for service)

Copies to:

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2 (514) 875-2160 Attention: Jacques P. Vachon	Seyfarth Shaw LLP 131 South Dearborn Suite 2400 Chicago, Illinois 60603 (312) 460-5000 Attention: Ameena Majid

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SHARES

On July 21, 2008, AbitibiBowater Inc. (the “Company”) filed a registration statement (File No. 333-152431) on Form S-8 (the “Registration Statement”). The Registration Statement registered a total of 2,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), to be issued pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”). This offering has been terminated because the Plan is being terminated in connection with the Company’s emergence from U.S. Chapter 11 bankruptcy proceedings. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on November 22, 2010.

ABITIBIBOWATER INC.

By:	/s/ David J. Paterson
Name:	David J. Paterson
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 22nd day of November, 2010.

Signature	Title	Date

/s/ David J. Paterson	President and Chief Executive Officer	November 22, 2010
David J. Paterson	(Principal Executive Officer)

/s/ William G. Harvey	Executive Vice President and Chief Financial Officer	November 22, 2010
William G. Harvey	(Principal Financial Officer)

/s/ Joseph B. Johnson Joseph B. Johnson	Senior Vice President, Finance and Chief Accounting Officer	November 22, 2010
(Principal Accounting Officer)

*	Chairman of the Board	November 22, 2010
Richard B. Evans

*	Director	November 22, 2010
John Q. Anderson

*	Director	November 22, 2010
Jacques Bougie

*	Director	November 22, 2010
Ruth Harkin

*	Director	November 22, 2010
Lise Lachapelle

*	Director	November 22, 2010
Gary J. Lukassen

*	Director	November 22, 2010
Paul C. Rivett

*	Director	November 22, 2010
John A. Rolls

*	Director	November 22, 2010
Togo D. West, Jr.
*	signed by David J. Paterson, attorney-in-fact.

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